Exhibit 23.1

Consent of independent registered public accounting firm:

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 23, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in AerCap Holdings N.V.’s Annual Report on Form 20-F for the year ended December 31, 2010.

/s/ P.C. Dams RA
PricewaterhouseCoopers Accountants N.V.
Amsterdam, the Netherlands
November 2, 2011